UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A(1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 28, 2004

NOVELLUS SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

California

(State or Other Jurisdiction of Incorporation)

0-17157	77-0024666

(Commission File Number)	(I.R.S. Employer Identification No.)

4000 North First Street, San Jose, California 95134

(Address of Principal Executive Offices) (Zip Code)

(408) 943-9700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(1)	THIS REPORT AMENDS THE REGISTRANT’S REPORT ON FORM 8-K ORIGINALLY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 12, 2004.

Item 2.01. Completion of Acquisition or Disposition of Assets.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES

Item 2.01. Completion of Acquisition or Disposition of Assets.

On July 12, 2004, the Company filed a Current Report on Form 8-K (the “Original Form 8-K”) to report the June 28, 2004 acquisition of Peter Wolters AG, a stock corporation organized under the laws of the Federal Republic of Germany (“Peter Wolters”). The financial information available to the Company when the Original Form 8-K was filed was insufficient to enable the Company to determine whether Peter Wolters met any of the conditions of a “significant subsidiary” as set forth in Rule 1-02(w) of Regulation S-X to the extent that Regulation S-X would require the filing of certain financial statements within sixty days after the date on which the Original Form 8-K was required to have been filed. This Current Report on Form 8-K/A is being filed to amend the Original Form 8-K in view of financial information that has become available and financial analyses that have been completed subsequent to the filing of the Original Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of a business acquired.

As set forth in Item 2.01 above, since the filing of the Original Form 8-K, the Company has determined that Peter Wolters does not meet any of the conditions of a “significant subsidiary” to the extent provided by Rule 3-05(b)(2) of Regulation S-X. Accordingly, the filing of audited financial statements of the acquired business is not required by this item.

(b) Pro forma financial information.

As set forth in Item 2.01 above, since the filing of the Original Form 8-K, the Company has determined that Peter Wolters does not meet any of the conditions of a “significant subsidiary” to the extent provided by Rule 3-05(b)(2) of Regulation S-X. Accordingly, the filing of unaudited pro forma financial information of the acquired business is not required by this item.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVELLUS SYSTEMS, INC.
By:	/s/ Kevin S. Royal
Kevin S. Royal
Vice President and Chief Financial Officer

Date: September 10, 2004